UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2020
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
6.625% Senior Notes due 2045	TDI	New York Stock Exchange
6.875% Senior Notes due 2059	TDE	New York Stock Exchange
7.000% Senior Notes due 2060	TDJ	New York Stock Exchange
5.875% Senior Notes due 2061	TDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement

On March 2, 2020 (the Effective Date), Telephone and Data Systems, Inc. (TDS) entered into a $400,000,000 Credit Agreement by and among TDS as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto and identified therein (Revolving Credit Agreement).

The Revolving Credit Agreement provides TDS with a $400,000,000 senior revolving credit facility for general corporate purposes, including working capital and capital expenditures.

The following briefly describes the terms of the Revolving Credit Agreement:

Borrowings under the Revolving Credit Agreement bear interest, at TDS' option, either at a LIBOR rate (subject to customary LIBOR replacement protocols) or at an alternative base rate, plus an applicable margin. TDS’ interest costs under the Revolving Credit Agreement are based on credit ratings from Standard & Poor’s Rating Services, Moody’s Investor Services and/or Fitch Ratings. If TDS’ credit ratings were lowered, the credit facility would not cease to be available solely as a result of a decline in its credit ratings.

The two financial covenants described below are included in the Revolving Credit Agreement:

1.    Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.

2.    Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than 3.25 to 1.00 as of the end of any fiscal quarter.

The Revolving Credit Agreement is unsecured, subject to certain limitations. Additionally, certain wholly-owned subsidiaries are guarantors under the Revolving Credit Agreement.

The Revolving Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to TDS' existing revolving credit agreement.

A Change in Control, as such term is defined in the Revolving Credit Agreement, of TDS would constitute a default and would enable the required lenders and the Administrative Agent to require all borrowings outstanding under the Revolving Credit Agreement to be repaid.

The continued availability of the Revolving Credit Agreement requires TDS to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

Amounts under the Revolving Credit Agreement may be borrowed, repaid and reborrowed from time to time from and after the Effective Date until the maturity date. There are no outstanding borrowings under the Revolving Credit Agreement as of the Effective Date, except for letters of credit.

Amounts borrowed under the Revolving Credit Agreement will be due and payable in full on the fifth anniversary of the Effective Date.

The foregoing brief description is qualified by reference to the copy of the Revolving Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies all the lenders thereto.

Some of the lenders and/or agents under the Revolving Credit Agreement and/or their affiliates may have various relationships with TDS, its publicly-traded subsidiary, United States Cellular Corporation (U.S. Cellular), and their subsidiaries, involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under the Revolving Credit Agreement or other TDS and/or U.S. Cellular credit agreements.

TDS Term Loan Agreement:

In connection with the TDS Revolving Credit Agreement, TDS entered into an amendment dated March 2, 2020 to its Credit Agreement dated January 6, 2020 (the Term Loan Agreement), in order to conform the Term Loan Agreement with the TDS Revolving Credit Agreement. A copy of this amendment is attached hereto as Exhibit 4.2.

U.S. Cellular Revolving Credit Agreement and Term Loan Agreement:

Also, on March 2, 2020, U.S. Cellular, entered into a $300,000,000 Credit Agreement (U.S. Cellular Revolving Credit Agreement), as disclosed in U.S. Cellular’s Form 8-K dated March 2, 2020, which Form 8-K is incorporated by reference herein. The terms and conditions of the U.S. Cellular Revolving Credit Agreement are described in such Form 8-K and are substantially similar to those of TDS’ Revolving Credit Agreement. A copy of the U.S. Cellular Revolving Credit Agreement, including the forms of the related Guaranty and Subordination Agreement attached thereto, is incorporated by reference herein as Exhibit 4.3.

In connection with the U.S. Cellular Revolving Credit Agreement, U.S. Cellular entered into an amendment dated March 2, 2020 to its Amended and Restated Credit Agreement dated June 15, 2016, as amended May 10, 2018, January 30, 2019 and March 14, 2019 (collectively, the Term Loan Agreement), in order to conform the Term Loan Agreement with the U.S. Cellular Revolving Credit Agreement. A copy of this amendment is incorporated by reference herein as Exhibit 4.4.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about TDS or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about TDS may be found elsewhere in TDS' SEC filings, which are available without charge through the SEC’s website at www.sec.gov.

Item 1.02.  Termination of a Material Definitive Agreement

In connection with and as a condition of entering into the Revolving Credit Agreement, on the Effective Date, TDS terminated its prior $400,000,000 Credit Agreement by and among TDS as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto, dated as of May 10, 2018. TDS did not incur any early termination penalties in connection with the termination.  A description of such prior Credit Agreement and a description of any material relationships between TDS and its affiliates and any of the other parties to the prior Credit Agreement are included in TDS’ Form 8-K dated May 10, 2018 and are incorporated by reference herein.

Also, on March 2, 2020, U.S. Cellular terminated its Revolving Credit Agreement dated May 10, 2018, as disclosed in U.S. Cellular’s Form 8-K dated March 2, 2020, which is incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
4.1	Revolving Credit Agreement, among TDS, Wells Fargo National Association, as administrative agent, and the other lenders thereto, dated as of March 2, 2020, including the form of subsidiary Guaranty.

4.2	First Amendment to Term Loan Credit Agreement, among TDS, CoBank, ACB as administrative agent, and the lenders thereto, dated as of March 2, 2020.

4.3
Revolving Credit Agreement, among U.S. Cellular, Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders thereto, dated as of March 2, 2020, including the form of subsidiary Guaranty and Subordination Agreement, is hereby incorporated by reference to Exhibit 4.1 to U.S. Cellular’s Current Report on Form 8-K dated March 2, 2020.

4.4
Fourth Amendment to Amended and Restated Credit Agreement, among U.S. Cellular, CoBank, ACB, as administrative agent, and the other lenders thereto, dated as of March 2, 2020, is hereby incorporated by reference to Exhibit 4.2 to U.S. Cellular's Current Report on Form 8-K dated March 2, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	March 6, 2020	By:	/s/ Peter L. Sereda
Peter L. Sereda
Executive Vice President and Chief Financial Officer
(principal financial officer)